Exhibit 99.3

MYRTLE RECOVERY CENTERS, INC.

FINANCIAL STATEMENTS

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Myrtle Recovery Centers, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Myrtle Recovery Centers, Inc. (the Company) as of December 31, 2023 and 2022, and the related statements of operations, stockholders’ deficit, and cash flows for the year ended December 31, 2023 and the period from June 8, 2022 (date of inception) through December 31, 2022, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the year ended December 31, 2023 and the period from June 8, 2022 (date of inception) through December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Consideration of the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has recurring losses, negative cash flows from operations and a working capital deficit. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Haynie & Company

Salt Lake City, Utah

August 28, 2024

We have served as the Company’s auditor since 2024.

PCAOB # 0457

F-2

MYRTLE RECOVERY CENTERS, INC.

BALANCE SHEETS

	December 31,	December 31,
	2023	2022

ASSETS
Current assets:
Cash	$1,262	$-
Accounts receivable, net	139,418	-
Other current asset	2
Total current assets	140,682	-

Property and equipment, net	234,503	-

Total assets	$375,185	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$179,085	$-
Accrued payroll	32,935	-
Loans from Parent	1,281,718	32,198
Total liabilities	1,493,738	32,198

Commitments and contingencies (Note 6)

Stockholders’ deficit:
Common stock, $0.01 par value, 102 shares authorized, 102 and 100 shares issued and outstanding, respectively	1	1
Additional paid-in-capital	101	99
Accumulated deficit	(1,118,655)	(32,298)
Total stockholders’ deficit	(1,118,553)	(32,198)
Total liabilities and stockholders’ deficit	$375,185	$-

The accompanying notes are an integral part of these financial statements.

F-3

MYRTLE RECOVERY CENTERS, INC.

STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2023	From June 8, 2022 (the Date of Inception) to December 31, 2022
Net Revenues	$139,550	$-

Operating expenses:
Direct costs of revenues	258,461	-
General and administrative expenses (includes related party charges of $163,935 and $0, respectively)	960,015	32,298
Depreciation	7,431	-
Total operating expenses	1,225,907	32,298

Loss before income taxes	(1,086,357)	(32,298)
Provision for income taxes	–	–

Net loss	$(1,086,357)	$(32,298)

The accompanying notes are an integral part of these financial statements.

F-4

MYRTLE RECOVERY CENTERS, INC.

STATEMENTS OF STOCKHOLDERS’ DEFICIT

For the Year Ended December 31, 2023 and From June 8, 2022 (the Date of Inception) to December 31, 2022

	Common Stock		Additional paid-in	Accumulated	Stockholders’
	Shares	Amount	capital	Deficit	Deficit

Balance at June 8, 2022	-	$-	$-	$-	$-
Issuance of common stock	100	1	99	-	100
Net loss	-	-	-	(32,298)	(32,298)
Balance at December 31, 2022	100	1	99	(32,298)	(32,198)
Issuance of common stock	2	-	2	-	2
Net loss	-	-	-	(1,086,357)	(1,086,357)
Balance at December 31,2023	102	$1	$101	$(1,118,655)	$(1,118,553)

The accompanying notes are an integral part of these financial statements.

F-5

MYRTLE RECOVERY CENTERS, INC.

STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2023	From June 8, 2022 (the Date of Inception) to December 31, 2022

Cash flows used in operating activities:
Net loss	$(1,086,357)	$(32,298)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation	7,431	-
Changes in operating assets and liabilities:
Accounts receivable	(139,418)	-
Other current asset	(2)	-
Accounts payable	179,085	-
Accrued expenses	32,935	-
Net cash used in operating activities	(1,006,326)	(32,298)

Cash flows used in investing activities:
Capital expenditures	(241,934)	-
Net cash used in investing activities	(241,934)	-

Cash flows provided by financing activities:
Loans from Parent	1,249,520	32,198
Issuance of common stock	2	100
Net cash provided by financing activities	1,249,522	32,298

Net change in cash	1,262	-

Cash at beginning of period	-	-

Cash at end of period	$1,262	$-

Supplemental Disclosure of Cash Flow Information:

Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

F-6

MYRTLE RECOVERY CENTERS, INC.

NOTES TO FINANCIAL STATEMENTS

For the years ended December 31, 2023 and 2022

Note 1 – Formation and Basis of Presentation

Formation

On June 8, 2022, Rennova Health, Inc. and its subsidiaries (“RHI” or “Parent”) founded its subsidiary, Myrtle Recovery Centers, Inc. (“Myrtle”), a Tennessee corporation, to pursue opportunities in the behavioral health sector, initially in rural markets. Myrtle is leveraging RHI’s existing physical locations and corporate and regional infrastructure to offer behavioral health services, including substance abuse treatment, with plans to duplicate the model in different locations. Services are provided on either an inpatient, residential basis or an outpatient basis.

On April 11, 2023, Myrtle sold shares of its common stock equivalent to a 1.961% ownership stake in Myrtle for de minimis value to an unaffiliated individual licensed as a physician in Tennessee. The shares have certain transfer restrictions, including the right of the subsidiary to transfer the shares to another physician licensed in Tennessee for de minimis value. The shares were sold to the individual for Tennessee healthcare regulatory reasons.

On August 10, 2023, Myrtle was granted a license by the Department of Mental Health and Substance Abuse Services of Tennessee to operate an alcohol and drug treatment facility in Oneida, Tennessee. The facility, which is located at RHI’s Big South Fork Medical Center campus in Oneida, Tennessee, commenced operations and began accepting patients on August 14, 2023. The facility offers alcohol and drug residential detoxification and residential rehabilitation treatment services for up to 30 patients. On November 1, 2023, Myrtle began accepting patients at its Nonresidential Office-Based Opiate Treatment Facility (“OBOT”). The OBOT is located adjacent to Myrtle’s alcohol and drug treatment facility in Oneida, Tennessee and supplements the existing residential rehabilitation and detoxification services offered at Myrtle.

Recent Event

On June 10, 2024, Myrtle and RHI entered into an agreement with FOXO Technology Inc. (“FOXO”) wherein RHI agreed to exchange all of its equity interest in Myrtle for $0.5 million payable in shares of FOXO’s Class A Common Stock, subject to certain post-closing adjustments (the “Transaction”). The Transaction closed effective June 14, 2024. On June 25, 2024, FOXO and RHI agreed under the terms of a consent and waiver that in the event that the New York Stock Exchange (“NYSE”) determines that the total number of FOXO Class A Common Stock payable under the Transaction cannot be issued prior to receipt of approval by FOXO’s shareholders, FOXO agreed to issue the maximum number of shares permissible by NYSE and to provide a note for the balance payable that can be paid by FOXO in cash at any time or in FOXO shares upon receipt of the required approvals. Accordingly, on July 17, 2024, FOXO issued to RHI 1.0 million shares of its Class A Common Stock and a note payable in the amount of $0.3 million.

Basis of Presentation

The financial statements are prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and require management to make certain judgments, estimates, and assumptions. These may affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements. They also may affect the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates upon subsequent resolution of identified matters.

The financials statements include assets and liabilities of Myrtle. All significant intercompany transactions between Myrtle and Parent have been included within the caption “Loans from Parent” on the Balance Sheets and Cash Flow Statements and all external debt of RHI not directly attributable to Myrtle has been excluded from the Balance Sheets of Myrtle. See the discussion of charges made by RHI to Myrtle in the paragraph below.

Cost Allocations and Charges

No costs allocations or charges from RHI were incurred by Myrtle during the period June 8, 2022 (the date of inception) to December 31, 2022, as Myrtle did not begin operations until the latter part of 2023. The expenses incurred by Myrtle during 2022 were primarily for third-party consulting services.

F-7

During the year ended December 31, 2023, RHI charged Myrtle for rent and hoteling expenses in connection with its use of and physical location on RHI’s Big South Fork Medical Center’s campus. RHI has not charged for various corporate costs incurred in the operation of Myrtle’s business. Had RHI charged Myrtle for such services, it is estimated that the charges would be approximately $15,000 per month beginning in the last half of 2023. Therefore, the financial statements of Myrtle do not reflect the actual expenses that would have been incurred and do not reflect Myrtle’s results of operations, financial position and cash flows had Myrtle been a standalone company during the periods presented. Actual costs that would have been incurred if Myrtle had been a standalone company would depend on multiple factors, including organizational structure, capital structure, and strategic decisions made in various areas, including information technology and infrastructure. Transactions between Myrtle and RHI have been included as related party transactions in the financial statements. The total net effect of these transactions is reflected in the Statements of Cash Flows as a financing activity and on the Balance Sheets as “Loans from Parent.” See Note 5.

On June 1, 2024, Myrtle and RHI entered into a management agreement and on June 14, 2024, Myrtle and RHI entered into a lease agreement. These agreements are more fully discussed in Note 8.

Comprehensive Loss

During the year ended December 31, 2023 and the period from June 8, 2022 (the date of inception) to December 31, 2022, comprehensive loss was equal to the net loss amounts presented in the Statements of Operations.

Going Concern

Under Accounting Standards Codification (“ASC”) 205-40, Presentation of Financial Statements—Going Concern, Myrtle has the responsibility to evaluate whether conditions and/or events raise substantial doubt about its ability to meet its future financial obligations as they become due within one year after the date that the financial statements are issued. As required by ASC 205-40, this evaluation shall initially not take into consideration the potential mitigating effects of plans that have not been fully implemented as of the date the financial statements are issued. Management has assessed Myrtle’s ability to continue as a going concern in accordance with the requirement of ASC 205-40.

The accompanying financial statements have been prepared in accordance with U.S. GAAP. The financial statements have been prepared using U.S. GAAP applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. Myrtle has accumulated losses and has negative cash flows from operations and, at December 31, 2023, had a working capital deficit and accumulated deficit of $1.4 million and $1.1 million, respectively. In addition, Myrtle’s cash position is critically deficient. All of this raises substantial doubt about Myrtle’s ability to continue as a going concern.

Management’s plans with respect to Myrtle’s ability to continue as a going concern are as follows: As discussed in Notes 1 and 8, effective June 14, 2024, RHI exchanged all of its equity interest in Myrtle for $0.5 million payable in shares of FOXO’s Class A Common Stock and a note, subject to certain post-closing adjustments. The sale is intended, among other things, to: (1) result in improved business and operational decision-making and greater strategic and management focus for Myrtle; (2) improve the ability of Myrtle to expand its business locations and to attract, retain and incentivize employees; and (3) improve access to capital to funds its expansion.

There can be no assurance that Myrtle will be able to achieve its business plan, raise any additional capital or secure the additional financing necessary to implement its current operating and expansion plans. The ability of Myrtle to continue as a going concern is dependent upon its ability to significantly increase its revenues and achieve profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if Myrtle is unable to continue as a going concern.

Note 2 – Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant areas of estimation include contractual allowances, allowances for doubtful accounts, impairment of assets and rates for depreciation and amortization, accrued and contingent liabilities, and future income tax obligations (benefits), among other items. Actual results could differ from those estimates and would impact future results of operations and cash flows.

F-8

Cash and Cash Equivalents

Myrtle considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents.

Revenue Recognition

Myrtle recognizes revenue in accordance with ASC, “Revenue from Contracts with Customers (Topic 606),” including subsequently issued updates. Myrtle’s revenues relate to contracts with patients in which its performance obligations are to provide behavioral healthcare services to its patients. Revenues are recorded when charges are entered into the Company’s billing system which approximates the period its obligations to provide healthcare services are satisfied, subject to certain retrospective billing adjustments. Myrtle’s performance obligations for inpatient services are generally satisfied over periods averaging approximately 7 to 28 days depending on the service line, and revenues are recognized based on charges incurred. The contractual relationships with patients, in most cases, also involve third-party payers and the transaction prices for the services provided are dependent upon the terms provided or negotiated with the third-party payers. The payment arrangements with third-party payers for the services Myrtle provides to its patients typically specify payments at amounts less than its standard charges. Services provided to patients are generally paid at prospectively determined rates per diem. Management continually reviews the contractual estimation process to consider the frequent changes in managed care contractual terms resulting from contract negotiations. Under the revenue recognition accounting guidance, revenues are presented net of estimated contractual allowances and estimated implicit price concessions. Myrtle’s net revenues are based upon the estimated amounts it expects to be entitled to receive from third-party payers and patients based, in part, on Tennessee Medicaid rates.

The collection of outstanding receivables is Myrtle’s primary source of operating cash and is critical to its operating performance. The primary collection risks relate to patient accounts for which the primary insurance carrier has paid the amounts covered by the applicable agreement, but patient responsibility amounts (deductibles and copayments) remain outstanding. Implicit price concessions relate primarily to amounts due directly from patients. Accounts are written off when all reasonable internal and external collection efforts have been carried out. The estimates for implicit price concessions are based upon management’s assessment of historical write offs and expected net collections, business and economic conditions and other collection indicators.

Contractual Allowances and Doubtful Accounts Policy

Per the accounting guidance, Myrtle does not present “allowances for doubtful accounts” on its balance sheets, rather its accounts receivable is reported at realizable value, net of estimated contractual allowances and estimated implicit price concessions (also referred to as doubtful accounts). Historical collection and payer reimbursement experience is an integral part of the estimation process related to contractual allowances and doubtful accounts. Receivables deemed to be uncollectible are charged against the allowance for doubtful accounts at the time such receivables are written-off. Recoveries of receivables previously written-off are recorded as credits to the allowance for doubtful accounts. Revisions to the allowances for doubtful accounts are recorded as adjustments to revenues.

During the year ended December 31, 2023, estimated contractual allowances and implicit price concessions of $0.2 million have been recorded as reductions to Myrtle’s revenues and accounts receivable balances to enable it to record its revenues and accounts receivable at the estimated amounts it expects to collect. As required by Topic 606, after estimated implicit price concessions and contractual and related allowance adjustments to revenues of $0.2 million for the year ended December 31, 2023, Myrtle reported net revenues of $0.1 million. Myrtle did not earn revenues during the period from June 8, 2022 (the date of inception) to December 31, 2022. Myrtle continues to review the provisions for implicit price concessions and contractual allowances. See Note 3.

Impairment or Disposal of Long-Lived Assets

Myrtle accounts for the impairment or disposal of long-lived assets according to the Financial Accounting Standards Board (“FASB”) ASC 360, “Property, Plant and Equipment.” Long-lived assets are reviewed when facts and circumstances indicate that the carrying value of the asset may not be recoverable. When necessary, impaired assets are written down to estimated fair value based on the best information available. Estimated fair value is generally based on either appraised value or measured by discounting estimated future cash flows. Considerable management judgment is necessary to estimate discounted future cash flows. Accordingly, actual results could vary significantly from such estimates. Myrtle did not record asset impairment charges during the year ended December 31, 2023 and during the period from June 8, 2022 (the date of inception) to December 31, 2022.

F-9

Fair Value of Financial Instruments

In accordance with ASC 820, “Fair Value Measurements and Disclosures,” Myrtle applies fair value accounting for all financial assets and liabilities and non-financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities that are required to be recorded at fair value, Myrtle considers the principal or most advantageous market in which it would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as risks inherent in valuation techniques, transfer restrictions and credit risk. Fair value is estimated by applying the following hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

●	Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities that Myrtle has the ability to access at the measurement date.

●	Level 2 applies to assets or liabilities for which there are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly, such as quoted prices for similar assets or liabilities in active markets; or quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets).

●	Level 3 applies to assets or liabilities for which fair value is derived from valuation techniques in which one or more significant inputs are unobservable, including Myrtle’s own assumptions.

At December 31, 2023, the carrying value of Myrtle’s accounts receivable, accounts payable and accrued expenses approximated their fair values due to their short-term natures. Myrtle did not have accounts receivable, account payable and accrued expenses at December 31, 2022. Myrtle had no level 1, 2 or 3 assets or liabilities at December 31, 2023 and 2022. As of December 31, 2023, the carrying value of Myrtle’s property and equipment represented their fair values.

Income Taxes

Myrtle was included in the consolidated income tax returns of RHI for the years ended December 31, 2023 and 2022 and a determination has been made by RHI’s management not to allocate any of the deferred tax assets or liabilities to Myrtle as of December 31, 2023 and 2022. Accordingly, Myrtle has not provided for income taxes in the financial statements. On June 14, 2024, RHI exchanged all of its equity interest in Myrtle to FOXO as more fully discussed in Notes 1 and 8. Accordingly, Myrtle will begin to recognize income taxes as appropriate based upon its new ownership structure. In that event, it is expected that Myrtle will use the liability method of accounting for income taxes. Under the liability method, future tax liabilities and assets are recognized for the estimated future tax consequences attributable to differences between the amounts reported in the financial statement carrying amounts of assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using enacted or substantially enacted income tax rates expected to apply when the asset is realized or the liability settled. The effect of a change in income tax rates on future income tax liabilities and assets is recognized in income in the period that the change occurs. Future income tax assets are recognized to the extent that they are considered more likely than not to be realized. When projected future taxable income is insufficient to provide for the realization of deferred tax assets, Myrtle will recognize a valuation allowance.

In accordance with U.S. GAAP, Myrtle is required to determine whether a tax position of Myrtle is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The tax benefit to be recognized is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. Derecognition of a tax benefit previously recognized could result in Myrtle recording a tax liability that would reduce net assets. Myrtle determined that it has not incurred any liability for tax benefits as of December 31, 2023 and 2022. State income taxes will also be due on any income generated in the future.

Note 3 – Accounts Receivable

Accounts receivable at December 31, 2023 and 2022 consisted of the following:

	December 31, 2023	December 31, 2022
Accounts receivable	$347,418	$-
Less:
Contractual allowances	(208,000)
Allowance for doubtful accounts	-	-
Accounts receivable, net	$139,418	$-

For the year ended December 31, 2023 and from June 8, 2022 (the date of inception) to December 31, 2022, Myrtle did not incur bad debt recovery/(expense) and, therefore, there was no adjustment to revenues for bad debt recovery/(expense) in the periods presented.

F-10

Note 4 – Property and Equipment

Property and equipment at December 31, 2023 and 2022 consisted of the following:

	December 31,	December 31,
	2023	2022

Leasehold improvements	$142,960	$-
Furniture and equipment	84,699	-
Medical equipment	6,500	-
Software	7,775	-
	241,934	-
Less accumulated depreciation	(7,431)	-
Property and equipment, net	$234,503	$-

Property and equipment are depreciated on a straight-line basis over their respective lives. Leasehold improvements are being depreciated over ten years and furniture and equipment, medical equipment and software are being depreciated over lives ranging from one to seven years. Depreciation expense on property and equipment was $7,431 and $0 for the year ended December 31, 2023 and the period from June 8, 2022 (the date of inception) to December 31, 2022, respectively. Management periodically reviews the valuation of property and equipment, for potential impairment. Management did not recognize any impairment of these assets during the year ended December 31, 2023.

Note 5 – Loans from Parent

To fund its operations, Myrtle has relied on non-interest bearing loans from Parent. The loans totaled $1,281,718 and $32,198 as of December 31, 2023 and 2022, respectively. The loans are reflected on the Balance Sheets in the caption, “Loans from Parent.” On June 13, 2024, Myrtle issued a promissory note to Parent for a portion of the then outstanding balance of the loans, as more fully discussed in Note 8. Under the terms of the Transaction, Myrtle will continue to owe these amounts to Parent. The Transaction is more fully discussed in Notes 1 and 8

Related Party Charges

RHI charged Myrtle rent for use of RHI’s Big South Fork Medical Center campus and it charged hoteling expenses for ancillary services that it provides. These expenses, which are included in general and administrative expenses on the Statement of Operations, are as follows:

	Year Ended December 31,	From June 8, 2022 (the date of inception) to December 31,
	2023	2022

Rent expense	$148,500	$-
Hoteling expenses (primarily dietary and housekeeping)	15,435	-
Total related party charges	$163,935	$-

On June 1, 2024, Myrtle and RHI entered into a management agreement and on June 14, 2024, Myrtle and RHI entered into a lease agreement. These agreements are more fully discussed in Note 8.

Note 6– Commitments and Contingencies

Concentration of Credit Risk

Credit risk with respect to accounts receivable is generally lower due to the nature of the customers comprising the customer base. Myrtle continually monitors and evaluates its client acceptance and collection procedures to minimize potential credit risks associated with its accounts receivable and establishes an allowance for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is not material to the financial statements.

F-11

Myrtle maintains its cash balances in high-credit-quality financial institutions. Myrtle expects that its cash balances may, at times in the future, exceed the deposit insurance limits provided by the Federal Deposit Insurance Corp., Inc.

Legal Matters

From time to time, Myrtle may be involved in a variety of claims, lawsuits, investigations and proceedings related to contractual disputes, employment matters, regulatory and compliance matters, intellectual property rights and other litigation arising in the ordinary course of business. Myrtle’s policy is to expense legal fees and expenses incurred in connection with legal proceedings in the period in which the expense is incurred. Myrtle operates in a highly regulated industry which may inherently lend itself to legal matters. Management is aware that litigation has associated costs and that results of adverse litigation verdicts could have a material effect on Myrtle’s financial position or results of operations. Management, in consultation with legal counsel, has determined that there are no known legal matters affecting Myrtle presently outstanding.

Note 7 – Recent Accounting Pronouncements

In December 2023, the FASB issued Accounting Standards Update (“ASU”) 2023-09, Improvements to Income Tax Disclosures, which requires enhanced annual disclosures for specific categories in the rate reconciliation and income taxes paid disaggregated by federal, state and foreign taxes. ASU 2023-09 is effective for Myrtle for annual periods beginning after December 15, 2025. Myrtle plans to adopt ASU 2023-09 effective January 1, 2026 applying a retrospective approach to all prior periods presented in the financial statements. Myrtle expects the adoption of this ASU to enhance its income tax disclosures.

Other pronouncements issued by the FASB with future effective dates are either not applicable or are not expected to have a material impact on the Myrtles’ financial position, results of operations or cash flows.

Note 8 – Subsequent Events

Management and Lease Agreements

On June 1, 2024, Myrtle and RHI entered into a management agreement wherein RHI agreed to provide management and consulting services to Myrtle for a management fee of $15,000 per month. The agreement can be terminated by either party at any time without cause on thirty days written notice to the other party.

On June 14, 2024, Myrtle entered into a lease agreement with RHI under which Myrtle agreed to lease facilities at RHI’s Big South Fork Medical Center campus beginning on June 14, 2024 for a term of one year with five annual options to renew for an additional year with an initial monthly base rental amount of $35,000 and annual rent increases equal to the greater of 3% and the consumer price index.

Exchange of RHI’s Equity Interest in Myrtle for FOXO Technologies Inc.’s Class A Common Stock/Note Payable

Effective June 14, 2024, RHI closed the Transaction with FOXO as more fully discussed in Note 1.

Loans From Parent

On June 13, 2024, Myrtle issued a promissory note to Parent in the principal amount of $1.6 million to formalize a portion of the Loans from Parent that were outstanding on that date. The note is non-interest bearing, except if not paid by the maturity date of December 31, 2024, in which case the note will bear interest at 18% per annum.

F-12